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                                                                    EXHIBIT 99.4


                                 AMENDMENT NO. 1
                                       TO
                                 LOAN AGREEMENT


================================================================================


BORROWER:     CyberGuard Corporation

ADDRESS:      2000 West Commercial Boulevard, Suite 200
              Fort Lauderdale, Florida 33309

DATE:         December 29, 2000

         This Amendment No. 1 to Loan Agreement (the "Amendment") is entered into on the above date by and between CyberGuard Corporation, a Florida corporation (the "Company"), and Fernwood Partners II, LLC, a Delaware limited liability company ("Lender"). This Amendment amends that certain Loan Agreement dated August 26, 1999 (the "Loan Agreement") between the Company and the Lender. Definitions and certain terms used in this Amendment shall have the meanings set forth in the Loan Agreement.

         For good and valuable consideration, receipt of which is hereby acknowledged, the Loan Agreement is hereby amended in the following respects:

         1. ADDITIONAL FUNDING. Subject to and upon the terms and conditions herein set forth, the Lender agrees to loan to the Company an additional $1,000,000 (the "Additional Loan"). The Company's obligation to pay the principal of, and interest on, the Additional Loan shall be evidenced by a Convertible Promissory Note in the form of Exhibit A hereto (the "Additional Note"). Upon conversion of the Additional Note, the Lender will have, and be entitled to, the registration rights granted pursuant to Section 13 of the Loan Agreement with respect to the shares of Common Stock issued upon conversion of the Additional Note. The Company will grant to the Lender a Common Stock Purchase Warrant in the form of Exhibit B hereto (the "Additional Warrant"). The Additional Warrant shall be exercisable for the number of shares of Common Stock and at the exercise price specified in the Additional Warrant. The Additional Warrant shall have a term of five (5) years. Upon exercise of the Additional Warrant, the Lender will have, and be entitled to, exercise the registration rights granted pursuant to Section 13 of the Loan Agreement with respect to the shares of Common Stock issued upon exercise of the Additional Warrant.




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         2. EXISTING PROMISSORY NOTE. The parties agree that the Note shall be amended to provide that all interest on the Note shall be compounded quarterly on January 1, April 1, July 1 and October 1 of each year (except the interest payment made by the Company to the Lender on October 1, 2000, in the amount of $117,020.73 shall not be compounded). The Note shall be amended pursuant to an amendment in the form of Exhibit C hereto.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company makes the following representations and warranties:

            (A) CORPORATE STATUS. The Company (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation; (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage; and (iii) is duly qualified and is authorized to do business and is in good standing as a foreign corporation in every foreign jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified.

            (B) AUTHORITY. The executive officers executing this Amendment and all documents executed or delivered in connection herewith (collectively, the "Loan Documents") have the full authority of the Company and its Board of Directors to accept and bind the Company to the terms and conditions of this Amendment, the other Loan Documents and all exhibits attached hereto and thereto.

            (C) NO VIOLATION. Neither the execution, delivery or performance by the Company of this Amendment or the other Loan Documents, nor compliance by it with the terms and provisions hereof and thereof, nor the consummation of the transactions contemplated herein and therein: (i) will contravene any applicable provisions of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality; or (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien, security interest or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which it or any of its property or assets is bound or to which it may be subject; or (iii) will violate any provisions of the Certificate of Incorporation or By-Laws of the Company.

            (D) COMPANY FILINGS. The Company has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, copies of which have been made available to the Lender, that were required to be filed with: (i) the Commission; and (b) any other federal, state or local governmental or regulatory authority. All such reports, registrations and filings are collectively referred to as the "Company Filings". As amended, restated or, with respect to the financial statements contained therein, corrected in a subsequent filing, each of the Company Filings (1) was true and complete in all material respects; and (2) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the



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governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

            (E) FINANCIAL STATEMENTS; FINANCIAL CONDITION; ETC. The financial statements contained in the Company Filings, as amended, restated or corrected in a subsequent filing, were prepared in accordance with GAAP consistently applied and fairly present the financial condition and the results of operations of the entities covered thereby on the dates and for the periods covered thereby. The Company has no material liability (contingent or otherwise) not reflected in such financial statements or in the notes thereof.

         4. REPRESENTATIONS AND WARRANTIES OF THE LENDER. The Lender makes the following representations and warranties:

            (A) INVESTMENT PURPOSE. The Lender is acquiring the Additional Note and the Additional Warrant and the shares of Common Stock issuable upon conversion or exercise thereof, for its own account, for investment only and not with a view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

            (B) ACCREDITED INVESTOR STATUS. The Lender is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

            (C) RELIANCE ON EXEMPTIONS. The Lender understands that the Additional Note and the Additional Warrant are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Lender's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions.

            (D) INFORMATION. The Lender and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Additional Note and the Additional Warrant which have been requested by the Lender or its advisors. The Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what the Lender believe to be satisfactory answers to any such inquiries. The Lender understands that its investment in the Additional Note and Additional Warrant involves a significant degree of risk.

            (E) GOVERNMENTAL REVIEW. The Lender understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Additional Note and the Additional Warrant.




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            (F) TRANSFER OR RESALE. The Lender understands the limitations on resale or transfer of the Additional Note and the Additional Warrant incorporated herein and those additional restrictions applicable pursuant to securities laws.

            (G) LEGENDS. The Lender understands that the Additional Note and the Additional Warrant and, until such time as the shares of Common Stock issuable upon the conversion or exercise of the Additional Note and/or Additional Warrant have been registered under the Securities Act as contemplated herein, such shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

            The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act unless sold pursuant to Rule 144 under said Act.

         5. PAYMENT OF COSTS. The Lender's obligations hereunder are conditioned upon payment by the Company of all costs incurred by Lender, including reasonable attorneys' fees, in connection with the negotiation, drafting and monitoring of this Amendment.

         6. EFFECT ON LOAN AGREEMENT; GENERAL PROVISIONS. Except as set forth in this Amendment, the terms and provisions of the Loan Agreement are hereby ratified and declared to be in full force and effect. This Amendment shall become effective upon its execution, which may occur in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Captions and paragraph headings are used herein for convenience only, are not a part of this Amendment or the Loan Agreement as amended by this Amendment and shall not be used in construing either document. Other than the reference to the Loan Agreement contained in the first paragraph of this Amendment, each reference to the Loan Agreement and any agreement contemplated thereby or executed in connection therewith, whether or not accompanied by reference to this Amendment, shall be deemed a reference to the Loan Agreement as amended by this Amendment.

                                                          SIGNATURE PAGE FOLLOWS




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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in multiple originals by their authorized officers, all as of the day and year first above written.


                                    COMPANY:

                                    CyberGuard Corporation



                                    By: /s/ Terrence A. Zielinski
                                        ----------------------------------------
                                    Name: Terrence A. Zielinski
                                          --------------------------------------
                                    Title: Chief Financial Officer
                                           -------------------------------------


                                    LENDER:

                                    Fernwood Partners II, LLC

                                    By: Richard L. Scott Revocable Trust, Member



                                    By:  /s/ Richard L. Scott
                                        ----------------------------------------
                                    Name: Richard L. Scott
                                          --------------------------------------
                                    Title: Trustee
                                           -------------------------------------






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